EXHIBIT 99.1

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
! MALT0407G8.CDI #CMOVER_3.0D WHOLE_LOAN ! MAX_CF_VECTSIZE 370
!
!! Created by Intex Deal Maker v3.6.258 , subroutines 3.1
!! 06/29/2004 4:41 PM
!
! Modeled in the Intex CMO Modeling Language, (WNYC0086493)
! which is copyright (c) 2004 by Intex Solutions, Inc.
! Intex shall not be held liable for the accuracy of this data
! nor for the accuracy of information which is derived from this data.
!
  DEFINE PREPAY PPC RISE_PERS 12 START_CPR 4 END_CPR 16
!
  DEFINE CONSTANT #OrigCollBal = 25773196.00
!
  DEFINE CONSTANT #OrigBondBal = 25773196.00
!
!
   FULL_DEALNAME:        malt0407g8
!
   DEAL SIZE:            $ 25773196.00
   PRICING SPEED:        100% PPC
!  ISSUE DATE:           20040701
   SETTLEMENT DATE:      20040730
!
  Record date delay:     24
!
 DEFINE TR_INDEXDEPS_ALL
!
 DEFINE SCHEDULE "SHIFT%"
!
   DEAL_CLOCK_INFO _
       ISSUE_CDU_DATE             20040701 _
       DEAL_FIRSTPAY_DATE         20040825
!
!
  DEFINE DYNAMIC STICKY #NetRate  = ( COLL_I_MISC("COUPON") ) /
COLL_PREV_BAL * 1200
!
!
TOLERANCE WRITEDOWN_0LOSS 1.00
!
DEFINE TRANCHE "8A1", "SUBORD"
!
!
Tranche "8A1" SEN_FIX
   Block 25000000.00 at 5  FREQ M _
          DAYCOUNT 30360 BUSINESS_DAY NONE _
          Delay 24  Dated 20040701  Next 20040825
!
Tranche "SUBORD" JUN_FIX
   Block 773196.00 at 5  FREQ M _
          DAYCOUNT 30360 BUSINESS_DAY NONE _
          Delay 24  Dated 20040701  Next 20040825
!
!
DEFINE PSEUDO_TRANCHE COLLAT _
   Delay 24 Dated 20040701 Next 20040825 Settle 20040730
!
  CLASS "SNR"       NO_BUILD_TRANCHE _
                    = "8A1"
  CLASS "SUBORD"    NO_BUILD_TRANCHE _
                    = "SUBORD"
!
!
  CLASS "ROOT" _
                   = "SNR" "SUBORD"
!
  CROSSOVER When 0
!
  OPTIONAL REDEMPTION:    "Cleanup" _
                          DEAL_FRAC 5% _
                          PRICE_P ( COLL_BAL );
!
!
 INTEREST_SHORTFALL FULL_PREPAY    Compensate Pro_rata _
                    PARTIAL_PREPAY Compensate Pro_rata _
                    LOSS           NO_Compensate SUBORDINATED ACCUM
!
!
 CMO Block Payment Rules
------------------------------------
!
   calculate :  #SenPct  = BBAL("SNR")/BBAL("SNR","SUBORD")
!
   calculate :  #SenPrep = _
              IF (#SenPct >
ORIG_BBAL("SNR")/ORIG_BBAL("SNR","SUBORD")) _
      THEN 1 _
      ELSE #SenPct + SHIFT% * (1-#SenPct), _
   Reduce_SHIFT%_when (1)
!
   calculate : #SENRECOV = _
     MIN( #SenPct * DELINQ_LIQUIDATE, _
                  #SenPrep * DELINQ_RECOVER )
!
 calculate:  "SNR" _
  NO_CHECK SCHEDULED       AMOUNT        #SenSchedAlloc    = #SenPct* COLL_P_SCHED , _
  NO_CHECK PREPAY          AMOUNT  LIMIT #SenPrepayAlloc   = #SenPrep * COLL_P_PREPAY , _
  NO_CHECK RECOVER         AMOUNT  LIMIT #SenRecoverAlloc  = #SENRECOV
!
   calculate : #SubSched = MAX( 0, COLL_P_SCHED - #SenSchedAlloc )
   calculate : #SubPrepay = MAX( 0, COLL_P_PREPAY - #SenPrepayAlloc )
   calculate : #SubRecov   = MAX( 0, DELINQ_RECOVER - #SenRecoverAlloc)
!
 calculate:  "SUBORD" _
  NO_CHECK SCHEDULED      AMOUNT             = #SubSched , _
  NO_CHECK PREPAY         AMOUNT             = #SubPrepay , _
  NO_CHECK RECOVER        AMOUNT             = #SubRecov
!
------------------------------------
------------------------------------
        from :  CLASS ( "SNR" )
         pay :  SEQUENTIAL ( "8A1#1" )
------------------------------------
------------------------------------
        from :  CLASS ( "SUBORD" )
         pay :  SEQUENTIAL ( "SUBORD#1" )
------------------------------------
!
 Schedule "SHIFT%"
Declare
60     100%
72     70%
84     60%
96     40%
108    20%
120    0%
!
!
 Collateral
!
!       Factor      --Delay--
! Type   Date       P/Y    BV   Use BV for 0
  WL  20040701    9999 9999   FALSE
!
! Pool#  Type     Gross     Current     Original   --Fee--  Maturity Orig
!                 Coupon    Factor      Balance    P/Y  BV  P/Y   BV Term
!! BEGINNING OF COLLATERAL
M        0               WL    00    WAC               5.31 (25773196.00 / 25773196.00 ); 25773196.00
0.31         0.31              178:1  178:1           179 NO_CHECK
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